AMENDMENT TO THE
LISTED FUNDS TRUST CUSTODY AGREEMENT

THIS AMENDMENT to the Custody Agreement, dated as of April 25, 2019 (the “Agreement”), is entered into as of the last date on the signature block, by and between LISTED FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fess schedule on Exhibit 1 of the Agreement and to add the following funds to its series:

Roundhill Sports Betting & iGaming ETF; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:
Exhibit 1 of the Agreement is hereby superseded and replaced in its entirety with Exhibit 1 attached hereto.

This amendment will become effective upon the commencement of operations of the Funds. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written below.

LISTED FUNDS TRUST            U.S. BANK N.A.

By: /s/Gregory C. Bakken             By: __/s/ Anita Zagrodnik__________________
Name: Gregory C. Bakken        Name: Anita Zagrodnik
Title: President        Title: Senior Vice President
Date: 03/24/2020        Date: _4/14/20___________________________

EXHIBIT 1
to the Listed Funds Trust Custody Agreement

List of Funds and Fee Schedule at March, 2020

Name of Series

Roundhill BITKRAFT Esports & Digital Entertainment ETF
Roundhill Sports Betting & iGaming ETF
Base Fee for Custody Services
The following reflects the greater of the basis point fee or annual minimum1 where Roundhill Financial LLC acts as Adviser to a Roundhill fund in the Listed Funds Trust (LiFT).

Annual Minimum per Fund2            Basis Points on Trust AUM2
Funds 1-5 $[ ]            First $1,0 billion [ ]bp
Funds 6+     $[ ]            Balance [ ] bp

See APPENDIX C for Services and Associated Fees in addition to Base Fee
See APPENDIX D for Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial three year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if Adviser launched a Fund on March 1, 2019 and terminated the relationship on June 30, 2020, Adviser would owe U.S. Bank up to 50% of $[ ] ($[ ] admin/acct/ta + $[ ] Custody).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly

Adviser’s Signature below acknowledges approval of the fee schedule (including base fee and additional fees) on this Exhibit 1.

Roundhill Financial LLC

By:__/s/ Tim Maloney___________________________

Printed Name:__Tim Maloney__________________

Title:__Chief Investment Officer___________________    Date:__2/25/20________________

EXHIBIT 1 (continued) to the Listed Funds Trust Custody Agreement
Custody Services in addition to the Base Fee
Portfolio Transaction Fees2

▪	$ [ ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown

▪	$ [ ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction

▪	$ [ ] – Option/SWAPS/future contract written, exercised or expired

▪	$[ ] – Mutual fund trade, Margin Variation Wire and outbound Fed wire

▪	$[ ] – Physical security transaction

▪	$ [ ] – Check disbursement (waived if U.S. Bank is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services

▪	Additional fees apply for global servicing. Fund of Fund expenses quoted separately.

▪	$[ ] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)

▪	Class Action Services – $[ ] filing fee per class action per account, plus [ ]% of gross proceeds, up to a maximum per recovery not to exceed $[ ].

▪	No charge for the initial conversion free receipt.

▪	Overdrafts – charged to the account at prime interest rate plus [ ]%, unless a line of credit is in place

Fees are calculated pro rata and billed monthly

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.

EXHIBIT 1 (continued) to the Listed Funds Trust Custody Agreement
Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee
A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.

▪	1 – 25 foreign securities – $[ ]

▪	26 – 50 foreign securities – $[ ]

▪	Over 50 foreign securities – $[ ]

▪
Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.
Plus:
Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)

▪	A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Tax Reclamation Services
Miscellaneous Expenses

▪
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

Fees are calculated pro rata and billed monthly

1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

EXHIBIT 1 (continued) to the Listed Funds Trust Custody Agreement
Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Australia	[ ]	[ ]	Hungary	[ ]	[ ]	Poland	[ ]	[ ]
Argentina	[ ]	[ ]	Iceland	[ ]	[ ]	Portugal	[ ]	[ ]
Austria	[ ]	[ ]	India	[ ]	[ ]	Qatar	[ ]	[ ]
Bahrain	[ ]	[ ]	Indonesia	[ ]	[ ]	Romania	[ ]	[ ]
Bangladesh	[ ]	[ ]	Ireland	[ ]	[ ]	Russia	[ ]	[ ]
Belgium	[ ]	[ ]	Israel	[ ]	[ ]	Serbia	[ ]	[ ]
Bermuda	[ ]	[ ]	Italy	[ ]	[ ]	Singapore	[ ]	[ ]
Botswana	[ ]	[ ]	Japan	[ ]	[ ]	Slovakia	[ ]	[ ]
Brazil	[ ]	[ ]	Jordan	[ ]	[ ]	Slovenia	[ ]	[ ]
Bulgaria	[ ]	[ ]	Kenya	[ ]	[ ]	South Africa	[ ]	[ ]
Canada	[ ]	[ ]	Kuwait	[ ]	[ ]	South Korea	[ ]	[ ]
Chile	[ ]	[ ]	Latvia	[ ]	[ ]	Spain	[ ]	[ ]
China Connect	[ ]	[ ]	Lithuania	[ ]	[ ]	Sri Lanka	[ ]	[ ]
China (B Shares)	[ ]	[ ]	Luxembourg	[ ]	[ ]	Eswatini	[ ]	[ ]
Colombia	[ ]	[ ]	Malaysia	[ ]	[ ]	Sweden	[ ]	[ ]
Costa Rica	[ ]	[ ]	Malta	[ ]	[ ]	Switzerland	[ ]	[ ]
Croatia	[ ]	[ ]	Mauritius	[ ]	[ ]	Taiwan	[ ]	[ ]
Cyprus	[ ]	[ ]	Mexico	[ ]	[ ]	Thailand	[ ]	[ ]
Czech Republic	[ ]	[ ]	Morocco	[ ]	[ ]	Tunisia	[ ]	[ ]
Denmark	[ ]	[ ]	Namibia	[ ]	[ ]	Turkey	[ ]	[ ]
Egypt	[ ]	[ ]	Netherlands	[ ]	[ ]	UAE	[ ]	[ ]
Estonia	[ ]	[ ]	New Zealand	[ ]	[ ]	Uganda	[ ]	[ ]
Euroclear (Eurobonds)	[ ]	[ ]	Nigeria	[ ]	[ ]	Ukraine	[ ]	[ ]
Euroclear (Non-Eurobonds)	[ ]	[ ]	Norway	[ ]	[ ]	United Kingdom	[ ]	[ ]
Finland	[ ]	[ ]	Oman	[ ]	[ ]	Uruguay	[ ]	[ ]
France	[ ]	[ ]	Pakistan	[ ]	[ ]	Vietnam	[ ]	[ ]
Germany	[ ]	[ ]	Panama	[ ]	[ ]	West African Economic Monetary Union (WAEMU)*	[ ]	[ ]
Ghana	[ ]	[ ]	Peru	[ ]	[ ]	Zambia	[ ]	[ ]
Greece	[ ]	[ ]	Philippines	[ ]	[ ]	Zimbabwe	[ ]	[ ]
Hong Kong	[ ]	[ ]	Saudi Arabia	[ ]	[ ]

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinnea Bissau, Togo and Benin.